Exhibit 99.1
NEWS RELEASE

Warner Chilcott Successfully Completes Refinancing of Senior Secured Credit
Facilities and Updates Full Year 2011 Financial Guidance

DUBLIN, Ireland, March 17, 2011 -- Warner Chilcott plc (Nasdaq: WCRX) announced today that certain of its subsidiaries have successfully completed the refinancing of the Company’s prior senior secured credit facilities.  The Company used the proceeds of its term loan borrowings under its new senior secured credit facilities, as well as approximately $279 million of cash on hand, to repay and terminate its prior senior secured credit facilities and to pay related fees and expenses.  The Company’s new $3.25 billion senior secured credit facilities are comprised of a $1.25 billion Term Loan A facility maturing in 2016 and bearing interest at LIBOR plus 3.00% (with a LIBOR floor of 0.75%), a $1.75 billion Term Loan B facility maturing in 2018 and bearing interest at LIBOR plus 3.25% (with a LIBOR floor of 1.00%) and a $250 million revolving credit facility maturing in 2016 which remained undrawn at the closing.

Financial Guidance

The Company is also affirming its previously issued full year 2011 financial guidance ranges for total revenue, gross margin, SG&A expense, R&D expense and income taxes, while updating its projections for GAAP net income, cash net income (“CNI”) and CNI per share as a result of successfully completing the debt refinancing. CNI is defined as the Company’s GAAP net income adjusted for the after-tax effects of two non-cash items: amortization (including impairments, if any) of intangible assets and amortization (including write-offs, if any) of deferred loan costs related to its debt.

The Company now estimates that its full year 2011 GAAP net income will decrease by approximately $15 million and be in the range of $255 million to $281 million, primarily driven by the write-down of previously outstanding deferred loan costs in connection with the refinancing which are expected to more than offset reduced cash interest costs for the balance of 2011.  Full year 2011 CNI, as defined above, is now expected to increase by $0.15 per share from a range of $3.45 to $3.55 per share, to a range of $3.60 to $3.70 per share.  The anticipated increase in CNI per share is attributable to the decrease in the Company’s 2011 after-tax cash interest expense resulting from the refinancing, offset, in part, by certain fees and expenses associated with the refinancing. The expected impact on CNI per share is based on 256 million fully-diluted shares outstanding.  Please refer to the attached exhibit for full details of the Company’s 2011 revised financial guidance.

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, dermatology and urology segments of the North American and Western European pharmaceuticals markets.  The Company is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products.  WCRX-F

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products or production or regulatory problems with either our own manufacturing facilities or third party manufacturers or API suppliers upon whom we may rely for some of our products; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation or arbitration matters or an increase in the number of litigation matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; our ability to realize the anticipated opportunities from the PGP Acquisition; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2010, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Emily Hill
Investor Relations
973-907-7084
Emily.Hill@wcrx.com

WARNER CHILCOTT PUBLIC LIMITED COMPANY
2011 Full Year Financial Guidance
(In millions of U.S. dollars, except per share amounts)

	Prior Guidance February 2011	Current Guidance March 2011
Total Revenue (1)	$2,700 to $2,800	$2,700 to $2,800
Gross Margin as a % of Total Revenue (2)	88% to 89%	88% to 89%
Total SG&A Expense (3)	$900 to $950	$900 to $950
Total R&D Expense (4)	$150 to $170	$150 to $170
Total Income Tax Provision (5)	10%-11% of EBTA	10%-11% of EBTA
GAAP Net Income (6)	$270 to $296	$255 to $281
Cash Net Income (“CNI”) (7)	$883 to $909	$922 to $948
CNI per share (6) (7)	$3.45 to $3.55	$3.60 to $3.70

(1)
The 2011 guidance assumes (i) that generic equivalents of our DORYX 150 mg, ASACOL 400 mg and ESTRACE CREAM products will not be approved and enter the U.S. market during 2011; (ii) that a generic equivalent of FEMCON FE will be approved and enter the market as early as March 2011; (iii) the expected impact of the loss of exclusivity for ACTONEL in Western European markets and (iv) the growth of our promoted products as compared to the prior year. In addition our 2011 guidance accounts for revenues expected from the launch of ATELVIA and LO LOESTRIN FE in January 2011. The guidance does not account for the impact of future acquisitions, dispositions, partnerships, in-license transactions or any changes to our existing partnerships or in-license transactions.

(2)	Gross margin percentage excludes the amortization and impairment of intangible assets.
(3)	Total SG&A expenses do not include any amount that may be payable in connection with the potential settlement of our outstanding litigations.
(4)	Total R&D expenses include $10 million of anticipated milestone payments in 2011.
(5)	The 2011 total income tax provision is estimated as a percentage of earnings before taxes and book amortization (EBTA).
(6)
A reconciliation of 2011 expected GAAP net income to expected cash net income adds back the expected after tax impact of the amortization of intangibles ($560 million) and the after tax impact of deferred loan costs ($107 million), which includes, the estimated write-off of deferred loan costs in connection with the refinancing.

(7)	Expected cash net income per share is based on 256 million fully-diluted ordinary shares.